SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 03/31/2004
FILE NUMBER 811-3826
SERIES NO.: 8

72DD.    1.   Total income dividends for which record date passed during the peroid.
              Class A Shares                   $    32
         2.   Dividends for a second class open-end company shares
              Class B Shares                   $     0
              Class C Shares                   $     1
              Class K Shares                   $     5
              Investor Class                   $ 2,984

73A.     Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income
              Class A Shares                   $0.1093
         2.   Dividends for a second class of open-end company shares
              Class B Shares                   $0.003
              Class C Shares                   $0.003
              Class K Shares                   $0.0911
              Investor Class                   $0.0982

74U.     1.   Number of shares outstanding
              Class A Shares                     3,625
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                     2,990
              Class C Shares                     1,281
              Class K Shares                        54
              Investor Class                    27,352


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 30.83
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 30.82
              Class C Shares                   $ 30.20
              Class K Shares                   $ 30.23
              Investor Class                   $ 30.96